Exhibit 32

CERTIFICATION UNDER SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned certifies in the capacity indicated below that this Annual Report on Form 10-K of HomeTrust Bancshares, Inc. (the “Company”) for the year ended June 30, 2021 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such report.

Date: September 10, 2021	/s/ Dana L. Stonestreet
Chairman of the Board, President and
Chief Executive Officer

Date: September 10, 2021	/s/ Tony J. VunCannon
Tony J. VunCannon
Executive Vice President, Chief Financial
Officer, Corporate Secretary and Treasurer
This certification accompanies this periodic report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.